LEASE AGREEMENT

1. Parties. This Lease, dated for reference purposes only, March 11, 1996, is made by and between South Bay/Fortran, a California limited partnership, ("Landlord"), and Elexsys International, Inc., a California corporation ("Tenant").

2. Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, upon the terms and conditions hereinafter set forth, those certain premises (the "Premises") presently known, as of the date of this Lease, as 4405 Fortran Court, situated in the City of San Jose, County of Santa Clara, State of California, described as follows: for purposes of this Lease, the rentable square footage area of the Building shall be deemed to be approximately sixty-six thousand three hundred sixty-eight (66,368) square feet (the "Building"), as shown cross-hatched on the site plan (the "Site Plan") attached hereto as Exhibit A. The Building is located on a larger parcel (the "Parcel") containing other buildings (the "Buildings") as shown on the Site Plan, which Parcel is described in Exhibit B attached hereto. In the event Landlord subdivides the Parcel in the future into two (2) or more legal parcels, the term "Parcel" shall thereafter refer to the legal parcel on which the Premises are located. Except as provided in Exhibit C, Landlord shall not be required to make any alterations, additions or improvements to the Premises and the Premises shall be leased to Tenant in an "as-is" condition; provided, however, the Premises will be delivered to Tenant in good condition and repair, including the roof and structural integrity of the Building, and the Premises as they exist on the date of execution of this Lease (exclusive of any Tenant Improvements constructed pursuant to Exhibit
      C), will be in compliance with all governmental codes, ordinances and statutes, including Americans With Disabilities Act (ADA)

3. Term. The term of this Lease ("Lease Term") shall be for seven (7) years, commencing on July 1, 1996, (the "Commencement Date") and ending on June 30, 2003, unless sooner terminated pursuant to any provision hereof. Notwithstanding said scheduled Commencement Date, if for any reason Landlord cannot deliver possession of the Premises to Tenant on said date, Landlord shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease or the obligations of Tenant hereunder, but in such case Tenant shall not be obligated to pay rent until possession of the Premises is tendered to Tenant and the commencement and termination dates of this Lease shall be revised to conform to the date of Landlord's delivery of possession. In the event Landlord shall permit Tenant to occupy the Premises prior to the Commencement Date, such occupancy shall be subject to all the provisions of this Lease, including the obligation to pay the Monthly Installment of rent, and Common Area Charges.

4.    Rent.

      A. Time of Payment. Tenant shall pay to Landlord as rent for the Premises the sum specified in Paragraph 4.B below (the "Monthly Installment") each month in advance on the first day of each calendar month, without deduction or offset, prior notice or demand, commencing on the Commencement Date and continuing through the term of this Lease, together with such additional rents as are payable by Tenant to Landlord under the terms of this Lease. The Monthly Installment for any period during the Lease Term which period is less than one (1) full month shall be a prorata portion of the Monthly Installment based upon a thirty
            (30) day month.

      B.    Monthly Installment

            (1) Initial Monthly Installment. The initial Monthly Installment of rent payable each month during the first (1st) through the twenty-fourth (24th) month of the Lease Term shall be the sum of Forty-six Thousand Four Hundred Fifty-eight and no/100ths Dollars per month ($46,458.00).


            (2)  Rent Adjustments.

            (a) Commencing with the twenty-fifty (25th) month of the Lease Term, the Monthly Installment of rent shall be increased to Forty-nine Thousand Seven Hundred Seventy-six and no/100ths Dollars ($49,776.00);

            (b) commencing with the forty-ninth (49th) month of the Lease Term, the Monthly Installment of rent shall be increased to Fifty-three Thousand Ninety-four and no/100ths Dollars ($53,094.00); and,

            (c) commencing with the seventy-third (73rd) month of the Lease Term, the Monthly Installment of rent shall be increased to Fifty-six Thousand Four Hundred Thirteen and no/100ths Dollars ($56,413.00).

      C. Late Charge. Tenant acknowledges that late payment by Tenant to Landlord of rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any mortgage or deed of trust covering the Premises. Accordingly, if any installment of rent or any other sum due from Tenant shall not be received by Landlord within ten (10) days after such amount shall be due, Tenant shall pay to Landlord, as additional rent, a late charge equal to six percent (6%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of its other rights and remedies granted hereunder.

      D. Additional Rent. All taxes, insurance premiums, Common Area Charges, late charges, costs and expenses which Tenant is required to pay hereunder, together with all interest and penalties that may accrue thereon in the event of Tenant's failure to pay such amounts, and all reasonable damages, costs and attorneys' fees and expenses which Landlord may incur by reason of any default of Tenant or failure on Tenant's part to comply with the terms of this Lease, shall be deemed to be additional rent ("Additional Rent") and shall be paid in addition to the Monthly Installment of rent, and, in the event of nonpayment of the Monthly Installment of rent.

      E. Place of Payment. Rent shall be payable in lawful money of the United States of America to Landlord at 511 Division Street, Campbell CA, or to such other person (s) or at such other place
            (s) as Landlord may designate in writing.

      F. Advance Payment. Concurrently with the execution of this Lease, Tenant shall pay to Landlord the sum of Forty-six Thousand Four Hundred Fifty-eight and no/100ths Dollars ($46,458.00) to be applied to the Monthly Installment of rent first accruing under this Lease.

5. Security Deposit. Tenant shall deposit the sum of Fifty-six Thousand Four Hundred Thirteen and no/100ths Dollars ($56,413.00) (the "Security Deposit") upon execution of this Lease, to secure the faithful performance by Tenant of each term, covenant and condition of this Lease. If Tenant shall at any time fail to make any payment or fail to keep or perform any term, covenant or condition on its part to be made or performed or kept under this Lease, Landlord may, but shall not be obligated to and without waiving or releasing Tenant from any obligation under this Lease, use, apply or retain the whole or any part of the Security Deposit (A) to the extent of any sum due to Landlord;
      (B) to make any required payment on Tenant's behalf; or (C) to compensate Landlord for any loss, damages, attorneys' fees or expense sustained by Landlord due to Tenant's default. In such event, Tenant shall, within five (5) days of written demand by Landlord, remit to Landlord sufficient funds to restore the Security Deposit to its original sum. No interest shall accrue on the Security Deposit.
      Landlord shall not be required to keep the Security Deposit separate from its general funds. Should Tenant comply with all the terms, covenants, and conditions of this Lease and at the end of the term of this Lease leave the Premises in the condition required by this Lease, then said Security Deposit, less any sums owing to Landlord, shall be returned to Tenant within thirty (30) days after the termination of this Lease and vacancy of the Premises by Tenant.

6. Use of Premises. Tenant shall use the Premises only in conformance with applicable governmental laws, regulations, rules and ordinances for the purpose of general office, research and development, light manufacturing, assembly, warehousing and distribution of electronic products, and for no other purpose. Tenant shall indemnify, protect, defend, and hold Landlord harmless against any loss, expense, damage, attorneys' fees or liability arising out of the failure of Tenant to comply with any applicable law. Tenant shall not commit or suffer to be committed, any waste upon the Premises, or any nuisance, or other acts or things which may disturb the quiet enjoyment of any other tenant in the buildings adjacent to the Premises, or allow any sale by auction upon the Premises, or allow the Premises to be used for any unlawful purpose, or place any loads upon the floor, walls or ceiling which endanger the structure, or place any harmful liquids in the drainage system of the Building. No waste materials or refuse shall be dumped upon or permitted to remain upon any part of the Premises outside of the Building proper, except in trash containers placed inside exterior enclosures designated for that purpose by Landlord. No materials, supplies, equipment, finished products or semi-finished products, raw materials or articles of any nature shall be stored upon or permitted to remain on any portion of the Premises outside of the Building proper. Tenant shall strictly comply with the provisions of Paragraph 39 below.

7.    Taxes and Assessments.

      A.    Tenant's  Property.  Tenant shall pay before  delinquency  any and all taxes and assessments, license fees and public charges levied, assessed or imposed upon or against Tenant's fixtures, equipment, furnishings, furniture, appliances and personal property installed or located on or within the Premises. Tenant shall cause said fixtures, equipment, furnishings, furniture, appliances and personal property to be assessed and billed separately from the real property of Landlord. If any of Tenant's said personal property shall be assessed with Landlord's real property, Tenant shall pay Landlord the taxes attributable to Tenant within ten (10) days after receipt of a written statement from Landlord setting forth the taxes applicable to Tenant's property.

      B. Property Taxes. Tenant shall pay, as additional rent, its Pro Rata Share (as defined below) of all Property Taxes levied or assessed with respect to the land comprising the Parcel and with respect to all buildings and improvements located on the Parcel which become due or accrue during the term of this Lease. Tenant shall pay such Property Taxes to Landlord within twenty (20) days after receipt of billing. Provided that Landlord bills Tenant at least thirty (30) days prior to the delinquency date of such Property Taxes, Tenant shall pay such Property Taxes to Landlord at least ten (10) days prior to the delinquency date, and if Tenant fails to do so, Tenant shall reimburse Landlord, on demand, for all interest, late fees and penalties that the taxing authority charges Landlord. In the event Landlord's mortgagee requires an impound for Property Taxes, then on the first day of each month during the Lease Term, Tenant shall pay Landlord one twelfth (1/12) of its annual share of such Property Taxes. Tenant's liability hereunder shall be prorated to reflect the Commencement and termination dates of this Lease. Tenant's share of the Property Taxes shall be determined by Landlord from the respective valuation assigned in the Assessor's worksheet or such other information as may be reasonably available. Landlord's reasonable determination thereof, in good faith, shall be conclusive.

            As used in this Lease, the term "Tenant's Pro Rata Share" shall mean a fraction, expressed as a percentage, the numerator of which is the number of square feet of floor space contained in the Premises and the denominator of which is the number of square feet of floor space contained in all of the Buildings located on the Parcel. As of the Commencement Date, Tenant's Pro Rata Share is twenty-two and forty-eight hundredths percent (22.48%).

            Notwithstanding the foregoing, in the event of a reassessment of the Property Taxes due to the voluntary sale of the Premises which sale occurs any time after the expiration of the second year of the Lease Term, Tenant shall not be responsible to pay its Pro Rata Share of any increase in Property Taxes due to such sale to the extent such increase exceeds twenty-five percent (25%) of the Property Tax bill assessed immediately prior to the sale of the Premises. This cap shall not apply to any sale that occurs during the first two (2) years of the Lease Term or any time after the initial Lease Term expires, and shall not apply for any other reassessment of the property due to construction of tenant improvements or any other increase in value of the property. Also, this cap shall not apply to any increase in real property taxes that result from a foreclosure sale, deed in lieu of foreclosure or other involuntary transfer of the Premises.

            For the purpose of this Lease, "Property Taxes" means and includes all taxes, assessments (including, but not limited to, assessments for public improvements or benefits), taxes based on vehicles, utilizing parking areas, taxes based or measured by the rent paid, payable or received under this Lease, taxes on the value, use, or occupancy of the Premises, the Buildings and/or the Parcel, Environmental Surcharges, and all other governmental impositions and charges of every kind and nature whatsoever, whether or not customary or within the contemplation of the parties hereto and regardless of whether the same shall be extraordinary or ordinary, general or special, unforeseen or foreseen, or similar or dissimilar to any of the foregoing which, at any time during the Lease Term, shall be applicable to the Premises, the Buildings and/or the Parcel or assessed, levied or imposed upon the Premises, the Buildings and/or the Parcel, or become due and payable and a lien or charge upon the Premises, the Buildings and/or the Parcel, or any part thereof, under or by virtue of any present or future laws, statutes, ordinances, regulations or other requirements of any governmental authority whatsoever. The term "Environmental Surcharges" shall mean and include any and all expenses, taxes, charges or penalties imposed by the Federal Department of Energy, the Federal Environmental protection Agency, the Federal Clean Air Act, or any regulations promulgated thereunder or any other local, state or federal governmental agency or entity now or hereafter vested with the power to impose taxes, assessments, or other types of surcharges as a means of controlling or abating environmental pollution or the use of energy. The term "Property Taxes" shall not include any federal, state or local net income, estate, or inheritance tax imposed on Landlord.

      C. Other Taxes: Tenant shall, as additional rent, pay or reimburse Landlord for any tax based upon, allocable to, or measured by the area of the Premises or the Buildings or the Parcel; or by the rent paid, payable or received under this Lease; any tax upon or with respect to the possession, leasing, operation, any tax upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy of the Premises or any portion thereof; any privilege tax, excise tax, business and occupation tax, gross receipts tax, sales and/or use tax, water tax, sewer tax, employee tax, occupational license tax imposed upon Landlord or Tenant with respect to the Premises; any tax upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.


8.    Insurance.

      A. Indemnity. Tenant agrees to indemnify, protect and defend Landlord against and hold Landlord harmless from any and all claims, causes of action, judgements, obligations or liabilities, and all reasonable expenses incurred in investigating or resisting the same (including reasonable attorneys' fees), on account of, or arising out of, the operation, maintenance, use or occupancy of the Premises and all areas appurtenant thereto. This Lease is made on the express understanding that Landlord shall not be liable for, or suffer loss by reason of, injury to person or property, from whatever cause (except for active negligence or willful misconduct of Landlord), which in any way may be connected with the operation, use or occupancy of the Premises specifically including, without limitation, any liability for injury to the person or property of Tenant, its agents, officers, employees, licensees and invitees.

      B. Liability Insurance. Tenant shall, at Tenant's expense, obtain and keep in force during the term of this Lease a policy of comprehensive public liability insurance insuring Landlord and Tenant against claims and liabilities arising out of the operation, use, or occupancy of the Premises and all areas appurtenant thereto, including parking areas. Such insurance shall be in an amount of not less than Three Million Dollars ($3,000,000.00) for bodily injury or death as a result of any one occurrence and Five Hundred Thousand Dollars ($500,000.00) for damage to property as a result of any one occurrence. The insurance shall be with companies approved by Landlord, which approval Landlord agrees not to withhold unreasonably. Tenant shall deliver to Landlord, prior to possession, and at least thirty (30) days prior to the expiration thereof, a certificate of insurance evidencing the existence of the policy required hereunder and such certificate shall certify that the policy (1) names Landlord as an additional insured, (2) shall not be cancelled or altered without thirty (30) days prior written notice to Landlord, (3) insures performance of the indemnity set forth in Paragraph 8.A above, (4) the coverage is primary and any coverage by Landlord is in excess thereto and (5) contains a cross-liability endorsement. Landlord may maintain a policy or policies of comprehensive general liability insurance insuring Landlord (and such others as are designated by Landlord), against liability for personal injury, bodily injury, death and damage to property occurring or resulting from an occurrence in, on or about the Premises or the Common Area, with such limits of coverage as Landlord may from time to time determine are reasonably necessary for its protection. The cost of any such liability insurance maintained by Landlord shall be a Common Area Charge and Tenant shall pay, as additional rent, its share of such cost to Landlord as provided in Paragraph 12 below.

      C. Property Insurance. Landlord shall obtain and keep in force during the term of this Lease a policy or policies of insurance covering loss or damage to the Premises and the Buildings, in the amount of the full replacement value thereof, providing protection against those perils included within the classification of "all risk" insurance, plus a policy of rental income insurance in the amount of one hundred percent (100%) of twelve (12) months rent (including, without limitation, sums payable as Additional Rent), plus, at Landlord's option, flood insurance and earthquake insurance, and any other coverages which may be required from time to time by Landlord's mortgagee. Tenant shall have no interest in nor any right to the proceeds of any insurance procured by Landlord on the Premises. Tenant shall, within twenty (20) days after receipt of billing, pay to Landlord as additional rent, the full cost of such insurance procured and maintained by Landlord. Tenant acknowledges that such insurance procured by Landlord shall contain a deductible which reduces Tenant's cost for such insurance and, in the event of loss or damage, Tenant shall be required to pay to Landlord the amount of such deductible.

      D. Tenant's Insurance. Release of Landlord. Tenant acknowledges that the insurance to be maintained by Landlord on the Premises pursuant to Subparagraph C above will not insure any of Tenant's property. Accordingly, Tenant, at Tenant's own expense, shall maintain in full force and effect on all of its fixtures, equipment, leasehold improvements and personal property in the Premises, a policy of "All Risk' coverage insurance to the extent of at least ninety percent (90%) of their insurable value. Tenant hereby releases Landlord, and its partners, officers, agents employees and servants from any and all claims, demands, losses, expenses or injuries to the Premises or to the furnishings, fixtures, equipment, inventory or other personal property of Tenant in, about, or upon the Premises, which are caused by perils, events or happenings where the same are covered by the insurance required by this Lease or which are the subject of insurance carried by Tenant and in force at the time of such loss.

9. Utilities. Tenant shall pay for all water, gas, light, heat, power, electricity, telephone, trash pick-up, sewer charges and all other services supplied to or consumed on the Premises, and all taxes and surcharges thereon. In addition, the cost of any utility services supplied to the Common Area or not separately metered to the Premises shall be a Common Area Charge and Tenant shall pay its share of such costs to Landlord as provided in Paragraph 12 below.

10.   Repairs and Maintenance.

      A. Landlord's Repairs. Subject to provisions of Paragraph 16, Landlord shall keep and maintain the exterior roof, structural elements and exterior walls of the Building in good order and repair. Landlord shall not, however, be required to maintain, repair or replace the interior surface of exterior walls, nor shall Landlord be required to maintain, repair or replace windows, doors, skylights or plate glass. Landlord shall have no obligation to make repairs under this Subparagraph until a reasonable time after receipt of written notice from Tenant of the need for such repairs. Tenant shall reimburse Landlord, as additional rent, within fifteen (15) days after receipt of billing, for the cost of such repairs and maintenance which are the obligation of Landlord hereunder, provided however, that Tenant shall not be required to reimburse Landlord for the cost of maintenance and repairs of the structural elements of the Building unless such maintenance or repair is required because of the negligence or willful misconduct of Tenant or its employees, agents or invitees. As used herein, the term "structural elements of the building" shall mean and be limited to the foundation, footings, floor slab (but not flooring), structural walls, and roof structure (but not roofing or roof membrane). Notwithstanding anything itn the foregoing to the contrary, Tenant shall not be responsible to reimburse Landlord for the cost of any roof replacement during the first two (2) years of the Lease Term; however, if, at any time after the expiration of the second (2nd) year of the Lease Term, throughout the balance of the term of this Lease or any extension thereof, the roof membrane requires replacement, Landlord shall perform such replacement and Tenant shall pay to Landlord, as Additional Rent, a fraction of the cost of such replacement, which fraction shall have as its numerator the number of calendar months remaining in the Lease Term at the time of such replacement and shall have as its denominator 240 months. If Tenant exercises any option to extend the term of this Lease, then at the commencement of any such option term, Tenant shall pay to Landlord an additional fraction of the cost of such replacement, which fraction shall have as its denominator the number of months in the option term in question, and shall have as its denominator 240 months. All payments required of Tenant under this Subparagraph 10.A. shall be made within thirty (30) days after receipt of billing.

      B. Tenant's Repairs. Except as expressly provided in Subparagraph A above, Tenant shall, at its sole cost, keep and maintain the entire Premises and every part thereof, including without limitation, the windows, window frames, plate glass, glazing, skylights, truck doors, doors and all door hardware, the walls and partitions, and the electrical, plumbing, lighting, heating, ventilating and air conditioning systems and equipment in good order, condition and repair. The term "repair' shall include replacements, restorations and/or renewals when necessary as well as painting. Tenant's obligation shall extend to all alterations, additions and improvements to the Premises, and all fixtures and appurtenances therein and thereto. Tenant shall, at all times during the Lease Term, have in effect a service contract for the maintenance of the heating, ventilating and air conditioning ("HVAC") equipment with an HVAC repair and maintenance contractor approved by Landlord. The HVAC service contract shall provide for periodic inspection and servicing at least once every three (3) months during the term hereof, and Tenant shall provide Landlord with a copy of such contract and all periodic service reports.

            Should Tenant fail to make repairs required of Tenant hereunder forthwith upon five (5) days notice from Landlord or should Tenant fail thereafter to diligently complete the repairs, Landlord, in addition to all other remedies available hereunder or by law and without waiving any alternative remedies, may make the same, and in that event, Tenant shall reimburse Landlord as additional rent for the cost of such maintenance or repairs within five (5) days of written demand by Landlord.

            Landlord shall have no maintenance or repair obligations whatsoever with respect to the Premises except as expressly provided in Paragraphs 10.A and 11. Tenant hereby expressly waives the provisions of Subsection 1 of Section 1932 and Sections 1941 and 1942 of the Civil Code of California and all rights to make repairs at the expense of Landlord as provided in
            Section 1942 of said Civil Code. There shall be no allowance to Tenant for diminution of rental value, and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from the making of or the failure to make, any repairs, alterations, decorations, additions or improvements in or to any portion of the Premises or the Building or Common Area (or any of the areas used in connection with the operation thereof, or in or to any fixtures, appurtenances or equipment), or by reason of the negligence of Tenant or any other tenant or occupant of the Parcel. In no event shall Landlord be responsible for any consequential damages arising or alleged to have arisen from any of the foregoing matters. Tenant hereby agrees that Landlord shall not be liable for injury to Tenant's business or any loss of income therefrom or for damage to the goods, wares, merchandise or other property of Tenant, Tenant's employees, invitees, customers, or any other person in or about the Premises, the Building, or the Common Area, nor shall Landlord be liable for injury to the person of Tenant, Tenant's employees, agents or contractors whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, whether the said damage or injury results from any other cause, whether the said damage or injury results from conditions arising upon the Premises or upon other portions of the Building, or from other sources or places and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible to Tenant. Landlord shall not be liable for any damages arising from any act or neglect of any other tenant, if any, of the Building or the Parcel.

11. Common Area. Subject to the terms and conditions of this Lease and such rules and regulations as Landlord may from time to time prescribe, Tenant and Tenant's employees, invitees and customers shall, in common with other occupants of the Parcel, and their respective employees, invitees and customers, and others entitled to the use thereof, have the nonexclusive right to use the access roads, parking areas and facilities provided and designated by Landlord for the general use and convenience of the occupants of the Parcel, which areas and facilities are referred to herein as "Common Area. This right shall terminate upon the termination of this Lease. Landlord reserves the right from time to time to make changes in the shape, size, location, amount and extent of the Common Area. Landlord further reserves the right to promulgate such reasonable rules and regulations relating to the use of the Common Area, and any part or parts thereof, as Landlord may deem appropriate for the best interest of the occupants of the Parcel. The rules and regulations shall be binding upon Tenant upon delivery of a copy of them to Tenant, and Tenant shall abide by them and cooperate in their observance. Such rules and regulations may be amended by Landlord from time to time, with or without advance notice, and all amendments shall be effective upon delivery of a copy of them to Tenant. Tenant shall have the non-exclusive use of no more than two hundred fifty (250) of the parking spaces in the Common Area as designated from time to time by Landlord. Tenant shall not at any time park or permit the parking of Tenant's trucks or other vehicles, or the trucks or other vehicles of others, adjacent to loading areas so as to interfere in any way with the use of such areas, nor shall Tenant at any time park or permit the parking of Tenant's vehicles or trucks, or the vehicles or trucks of Tenant's suppliers or others, in any portion of the Common Area not designated by Landlord for such use by Tenant. Tenant shall not abandon any inoperative vehicles or equipment on any portion of the Common Area. Tenant shall make no alterations, improvements or additions to the Common Area.

      Landlord shall operate, manage, insure, maintain and repair the Common Area in good order, condition and repair. The manner in which the Common Area shall be maintained and the expenditures for such maintenance shall be at the discretion of Landlord. The cost of such repair, maintenance, operation, insurance and management, including without limitation, maintenance and repair of landscaping, irrigation systems, paving, sidewalks, fences, and lighting, shall be a Common Area Charge and Tenant shall pay to Landlord its share of such costs as provided in Paragraph 12 below.

12. Common Area Charges. Tenant shall pay to Landlord, as additional rent, upon demand but not more often than once each calendar month, an amount equal to its Pro Rata Share of the Common Area Charges as defined in Paragraphs 8.C, 9, 11 of this Lease. Tenant acknowledges and agrees that the Common Area Charges shall include an additional five percent (5%) of the actual expenditures in order to compensate Landlord for accounting, management and processing services.

13. Alterations. Tenant shall not make, or suffer to be made, any alterations, improvements or additions in, on, about or to the Premises or any part thereof, without the prior written consent of Landlord and without a valid building permit issued by the appropriate governmental authority. As a condition to giving such consent, Landlord may require that Tenant agree to remove any such alterations, improvements or additions at the termination of this Lease, and to restore the Premises to their prior condition. Unless Landlord requires that Tenant remove any such alterations, improvement or addition, any alteration, addition or improvement to the Premises, except movable furniture and trade fixtures not affixed to the Premises, shall become the property of
      Landlord upon termination of the Lease and shall remain upon and be surrendered with the Premises at the termination of this Lease. Without limiting the generality of the foregoing, all heating, lighting, electrical (including all wiring, conduit, outlets, drops, buss ducts, main and subpanels), air conditioning, partitioning, drapery, and carpet installations made by Tenant regardless of how affixed to the Premises, together with all other additions, alterations and improvements that have become an integral part of the Building, shall be and become the property of the Landlord upon termination of the Lease, and shall not be deemed trade fixtures, and shall remain upon and be surrendered with the Premises at the termination of this Lease.

      If, during the term hereof, any alteration, addition or change of any sort to all or any portion of the Premises is required by law, regulation, ordinance or order of any public agency, Tenant shall promptly make the same at its sole cost and expense. If during the term hereof, any alteration, addition, or change to the Common Area is required by law, regulation, ordinance or order of any public agency, Landlord shall make the same and the cost of such alteration, addition or change shall be a Common Area Charge and Tenant shall pay its share of said cost to Landlord as provided in Paragraph 12 above.

14. Acceptance of the Premises. By entry and taking possession of the Premises pursuant to this Lease, Tenant accepts the Premises as being in good and sanitary order, condition and repair and accepts the Premises in their condition existing as of the date of such entry, and Tenant further accepts the tenant improvements to be constructed by Landlord, if any, as being completed in accordance with the plans and specifications for such improvements, except for punch list items. Tenant shall have thirty (30) days after it has taken possession of the Premises to notify Landlord of any problems needing correction with respect to the HVAC, plumbing, and electrical, excluding any work done by Tenant or its contractors, employees or agents in retrofitting the Premises to suit its specific requirements. Tenant acknowledges that neither the Landlord nor Landlord's agents has made any representation or warranty as to the suitability of the Premises to the conduct of Tenant's business. Any agreements, warranties or representations not expressly contained herein shall in no way bind either Landlord or Tenant, and Landlord and Tenant expressly waive all claims for damages by reason of any statement, representation, warranty, promise or agreement, if any, not contained in this Lease. This Lease constitutes the entire understanding between the parties hereto and no addition to, or modification of, any term or provision of this Lease shall be effective until set forth in a writing signed by both Landlord and Tenant.

15.   Default.

      A. Events of Default. A breach of this Lease shall exist if any of the following events (hereinafter referred to as "Event of Default") shall occur:

            1. Default in the payment when due of any installment of rent or other payment required to be made by Tenant hereunder, where such default shall not have been cured within three
                  (3) days after written notice of such default is given to Tenant;

            2. Tenant's failure to perform any other term, covenant or condition contained in this Lease where such failure shall have continued for twenty (20) days after written notice of such failure is given to Tenant;

            3.    Tenant's vacating or abandonment of the Premises;

            4. Tenant's assignment of its assets for the benefit of its creditors:

            5. The sequestration of, attachment of, or execution on, any substantial part of the property of Tenant or on any property essential to the conduct of Tenant's business shall have occurred and Tenant shall have failed to obtain a return or release of such property within thirty (30) days thereafter, or prior to sale pursuant to such sequestration, attachment or levy, whichever is earlier;

            6. Tenant or any guarantor of Tenant's obligations hereunder shall commence any case, proceeding or other action seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seek appointment of a receiver, trustee, custodian, or other similar official for it or for all or any substantial part of its property;

            7. Tenant or any such guarantor shall take any corporate action to authorize any of the actions set forth in Clause 6 above; or

            8. Any case, proceeding or other action against Tenant or any guarantor of Tenant's obligations hereunder shall be commenced  seeking  to  have an  order  for  relief  entered against it as debtor, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, and such case, proceeding or other action (i) results in the entry of an order for relief against it which is not fully stayed within seven (7) business days after the entry thereof or
                  (ii) remains  undismissed  for a period of  forty-five  (45)
                  days.

      B. Remedies. Upon any Event of Default, Landlord shall have the following remedies, in addition to all other rights and remedies provided by law, to which Landlord may resort cumulatively, or in the alternative:

            1. Recovery of Rent. Landlord shall be entitled to keep this Lease in full force and effect (whether or not Tenant shall have abandoned the Premises) and to enforce all of its rights and remedies under this Lease, including the right to recover rent and other sums as they become due, plus interest at the Permitted Rate (as defined in Paragraph 33 below) from the due date of each installment of rent or other sum until paid.

            2. Termination. Landlord may terminate this Lease by giving Tenant written notice of termination. On the giving of the notice all of Tenant's rights in the Premises and the Building and Parcel shall terminate. Upon the giving of the notice of termination, Tenant shall surrender and vacate the Premises in the condition required by Paragraph 34, and Landlord may re-enter and take possession of the Premises and all the remaining improvements or property and eject Tenant or any of Tenant's subtenants, assignees or other person or persons claiming any right under or through Tenant or eject some and not others or eject none. This Lease may also be terminated by a judgement specifically providing for termination. Any termination under this paragraph shall not release Tenant from the payment of any sum then due Landlord or from any claim for damages or rent previously accrued or then accruing against Tenant. In no event shall any one or more of the following actions by Landlord constitute a termination of this Lease:

                  a.    maintenance and preservation of the Premises;

                  b.    efforts to relet the Premises;

                  c.    appointment   of  a  receiver   in  order  to  protect
                        Landlord's interest hereunder;

                  d. consent to any subletting of the Premises or assignment of this Lease by Tenant, whether pursuant to provisions hereof concerning subletting and assignment or otherwise; or

                  e. any other action by Landlord or Landlord's agents intended to mitigate the adverse effects from any breach of this Lease by Tenant.

            3. Damages. In the event this Lease is terminated pursuant to Subparagraph 15.B.2 above, or otherwise, Landlord shall be entitled to damages in the following sums:

                  a. the worth at the time of award of the unpaid rent which has been earned at the time of termination; plus

                  b. the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

                  c. the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; and

                  d. any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease, or which in the ordinary course of things would be likely to result therefrom including, without limitation, the following: (i) expenses for cleaning, repairing or restoring the Premises; (ii) expenses for altering, remodeling or otherwise improving the Premises for the purpose of reletting, including installation of leasehold improvements (whether such installation be funded by a reduction of rent, direct payment or allowance to the succeeding lessee, or otherwise); (iii) real estate broker's fees, advertising costs and other expenses of reletting the Premises; (iv) costs of carrying the Premises such as taxes and insurance premiums thereon, utilities and security precautions; (v)
                        expenses  in  retaking  possession  of  the  Premises;
                        (vi) attorneys' fees and court costs; and (vii) any unamortized real estate brokerage commission paid in connection with this Lease.

                  e. The "worth at the time of award" of the amounts referred to in Subparagraphs (a) and (b) of this Paragraph, is computed by allowing interest at the Permitted Rate. The "worth at the time of award" of the amounts referred to in Subparagraph (c) of this Paragraph is computed by discounting such amount at the discount rate of the Federal Reserve Board of San Francisco at the time of award plus one percent (1%). The term "rent" as used in this Paragraph shall include all sums required to be paid by Tenant to Landlord pursuant to the terms of this Lease.

16. Destruction. In the event that any portion of the Premises are destroyed or damaged by an uninsured peril, Landlord or Tenant may, upon written notice to the other, given within thirty (30) days after the occurrence of such damage or destruction, elect to terminate this Lease; provided, however, that either party may, within thirty (30) days after receipt of such notice, elect to make any required repairs and/or restoration at such party's sole cost and expense, in which event this Lease shall remain in full force and effect, and the party having made such election to restore or repair shall thereafter diligently proceed with such repairs and/or restoration.

      In the event the Premises are damaged or destroyed from any insured peril to the extent of fifty percent (50%) or more of the then replacement cost of the Premises, Landlord may, upon written notice to Tenant, given within thirty (30) days after the occurrence of such damage or destruction, elect to terminate this Lease. If Landlord does not give such notice in writing within such period, Landlord shall be deemed to have elected to rebuild or restore the Premises, in which event Landlord shall, at its expense, promptly rebuild or restore the Premises to their condition prior to the damage or destruction and Tenant shall pay to Landlord upon commencement of reconstruction the amount of any deductible from the insurance policy.

      In the event the Premises are damaged or destroyed from any insured peril to the extent of less than fifty percent (50%) of the then replacement cost of the Premises, Landlord shall, at Landlord's expense, promptly rebuild or restore the Premises to their condition prior to the damage or destruction and Tenant shall pay to Landlord upon commencement of reconstruction the amount of any deductible from the insurance policy.

      In the event that, pursuant to the foregoing provisions, Landlord is to rebuild or restore the Premises, Landlord shall, within thirty (30) days after the occurrence of such damage or destruction, provide Tenant with written notice of the time required for such repair or restoration. If such period is longer than two hundred seventy (270) days from the issuance of a building permit, Tenant may, within thirty
      (30) days after receipt of Landlord's notice, elect to terminate the Lease by giving written notice to Landlord of such election, whereupon the Lease shall immediately terminate. The period of time for Landlord to complete the repair or restoration shall be extended for delays caused by the fault or neglect of Tenant or because of acts of God, acts of publication, labor disputes, strikes, fires, freight embargoes, rainy or stormy weather, inability to obtain materials, supplies or fuels, acts of contractors or subcontractors, or delay of contractors or subcontractors due to such causes, or other contingencies beyond the control of Landlord. Landlord's obligation to repair or restore the Premises shall not include restoration of Tenant's trade fixtures, equipment, merchandise, or any improvements, alterations or additions made by Tenant to the Premises.

      Unless this Lease is terminated pursuant to the foregoing provisions, this Lease shall remain in full force and effect; provided, however, that during any period of repairs or restoration, rent and all other amounts to be paid by Tenant on account of the Premises and this Lease shall be abated in proportion to the area of the Premises rendered not reasonably suitable for the conduct of Tenant's business thereon. Tenant hereby expressly waives the provisions of Section 1932, Subdivision 2 and Section 1933, Subdivision 4 of the California Civil Code.

17.   Condemnation.

      A.    Definition  of Terms.  For the  purposes of this  Lease,  the term
            (1) "Taking" means a taking of the Premises or damage to the Premises related to the exercise of the power of eminent domain and includes a voluntary conveyance, in lieu of court proceedings, to any agency, authority, public utility, person or corporate entity empowered to condemn property; (2) "Total Taking" means the taking of the entire Premises or so much of the Premises as to prevent or substantially impair the use thereof by Tenant for the uses herein specified; provided, however, in no event shall a Taking of less than ten percent (10%) of the Premises be deemed a Total Taking; (3) "Partial Taking" means the taking of only a portion of the Premises which does not constitute a Total Taking; (4) "Date of Taking" means the date upon which the title to the Premises, or a portion thereof, passes to and vests in the condemnor or the effective date of any order for possession if issued prior to the date title vests in the condemnor; and (5) "Award" means the amount of any award made, consideration paid, or damages ordered as a result of a Taking.

      B. Rights. The parties agree that in the event of a Taking all rights between them or in and to an Award shall be as set forth herein and Tenant shall have no right to any Award except as set forth herein.

      C. Total Taking. In the event of a Total Taking during the term hereof (1) the rights of Tenant under the Lease and the leasehold estate of Tenant in and to the Premises shall cease and terminate as of the Date of Taking; (2) Landlord shall refund to Tenant any prepaid rent; (3) Tenant shall pay Landlord any rent or charges due Landlord under the Lease, each prorated as of the Date of Taking; (4) Tenant shall receive from Landlord those portions of the Award attributable to trade fixtures of Tenant and for moving expenses of Tenant; and (5) the remainder of the Award shall be paid to and be the property of Landlord.

      D. Partial Taking. In the event of a Partial Taking during the term hereof (1) the rights of Tenant under the Lease and leasehold estate of Tenant in and to the portion of the Premises taken shall cease and terminate as of the Date of Taking; (2) from and after the Date of Taking the Monthly Installment of rent shall be an amount equal to the product obtained by multiplying the Monthly Installment of rent immediately prior to the Taking by a fraction, the numerator of which is the number of square feet contained in the Premises after the Taking and the denominator of which is the number of square feet contained in the Premises prior to the Taking; (3) Tenant shall receive from the Award the portions of the Award attributable to trade fixtures of Tenant; and (4) the remainder of the Award shall be paid to and be the property of Landlord.

18.   Mechanics'  Lien.  Tenant  shall  (A)  pay for all  labor  and  services performed  for,  materials  used  by or  furnished  to,  Tenant  or  any contractor employed by Tenant with respect to the Premises; (B) indemnify, defend, protect and hold Landlord and the Premises harmless and free from any liens, claims, liabilities, demands, encumbrances, or judgements created or suffered by reason of any labor or services performed for, materials used by or furnished to, Tenant or any contractor employed by Tenant with respect to the Premises; (C) give notice to Landlord in writing five (5) days prior to employing any laborer or contractor to perform services related to, or receiving materials for use upon the Premises; and (D) permit Landlord to post a notice of nonresponsibility in accordance with the statutory requirements of California Civil Code Section 3094 or any amendment thereof. In the event Tenant is required to post an improvement bond with a public agency in connection with the above, Tenant agrees to include Landlord as an additional obligee.

19. Inspection of the Premises. Tenant shall permit Landlord and its agents to enter the Premises at any reasonable time for the purpose of inspecting the same, performing Landlord's maintenance and repair responsibilities, posting a notice of non-responsibility for alterations, additions or repairs and at any time within ninety (90) days prior to expiration of this Lease, to place upon the Premises, ordinary "For Lease" or "For Sale" signs.

20. Compliance with Laws. Tenant shall, at its own cost, comply with all of the requirements of all municipal, county, state and federal authorities now in force, or which may hereafter be in force, pertaining to the use and occupancy of the Premises, and shall faithfully observe all municipal, county, state and federal law, statutes or ordinances now in force or which may hereafter be in force. The judgement of any court of competent jurisdiction or the admission of Tenant in any action or proceeding against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any such ordinance or statute in the use and occupancy of the Premises shall be conclusive of the fact that such violation by Tenant has occurred.

21. Subordination. The following provisions shall govern the relationship of this Lease to any underlying lease, mortgage or deed of trust which now or hereafter affects the Premises, the Building and/or the Parcel, or Landlord's interest or estate therein (the "Project") and any renewal, modification, consolidation, replacement, or extension thereof (a "Security Instrument").

      A. Priority. This Lease is subject and subordinate to Security Instruments existing as of the Commencement Date. However, if any Lender so requires, this Lease shall become prior and superior to any such Security Instrument.

      B.    Subsequent  Security  Instruments.  At Landlord's  election,  this
            Lease shall become subject and subordinate to any Security Instrument created after the Commencement Date. Notwithstanding such subordination, Tenant's right to quiet possession of the Premises shall not be disturbed so long as Tenant is not in default and performs all of its obligations under this Lease, unless this Lease is otherwise terminated pursuant to its terms.

      C. Documents. Tenant shall execute any document or instrument required by Landlord or any Lender to make this Lease either prior or subordinate to a Security Instrument, which may include such other matters as the Lender customarily requires in connection with such agreements, including provisions that the Lender not be liable for (1) the return of the Security Deposit unless the Lender receives it from Landlord, and (2) any defaults on the part of Landlord occurring prior to the time that the Lender takes possession of the Project in connection with the enforcement of its Security Instrument. Tenant's failure to execute any such document or instrument within ten (10) days after written demand therefor shall constitute a default by Tenant or, at Landlord's option, Landlord may execute such documents on behalf of Tenant as Tenant's attorney-in-fact. Tenant does hereby make, constitute and irrevocably appoint Landlord as Tenant's attorney-in-fact to execute such documents in accordance with this Paragraph.

      D. Tenant's Attornment. Tenant shall attorn (1) to any purchaser of the Premises at any foreclosure sale or private sale conducted pursuant to any Security Instrument encumbering the Project; (2) to grantee or transferee designated in any deed given in lieu of foreclosure; or (3) to the lessor under any underlying ground lease should such ground lease be terminated.

      E. Lender. The term "Lender" shall mean (1) any beneficiary, mortgagee, secured party, or other holder of any deed of trust, mortgage, or other written security device or agreement affecting the Project; and (2) any lessor under any underlying lease under which Landlord holds its interest in the Project.

22. Holding Over. This Lease shall terminate without further notice at the expiration of the Lease Term. Any holding over by Tenant after expiration shall not constitute a renewal or extension or give Tenant any rights in or to the Premises except as expressly provided in this Lease. Any holding over after the expiration with the consent of Landlord shall be construed to be a tenancy from month to month, at one hundred fifty percent (150%) of the monthly rent for the last month of the Lease Term, and shall otherwise be on the terms and conditions herein specified insofar as applicable.

23. Notices. Any notice required or desired to be given under this Lease shall be in writing with copies directed as indicated below and shall be personally served or given by mail. Any notice given by mail shall be deemed to have been given when forty-eight (48) hours have elapsed from the time such notice was deposited in the United States mails, certified and postage prepaid, addressed to the party to be served with a copy as indicated herein at the last address given by that party to the other party under the provisions of this Paragraph. At this date of execution of this Lease, the address of Landlord is:

            511 Division Street
            Campbell  CA   95008

      and the address of Tenant is:

            1188 Bordeaux Drive
            Sunnyvale, CA 94089
            Attn:  Mr. Michael S. Shimada, CFO

      After the Commencement Date, the address of Tenant shall be at the Premises.

24. Attorneys' Fees. In the event either party shall bring any action or legal proceeding for damages for any alleged breach of any provision of this Lease, to recover rent or possession of the Premises, to terminate this Lease, or to enforce, protect or establish any term or covenant of this Lease or right or remedy of either party, the prevailing party shall be entitled to recover as a part of such action or proceeding, reasonable attorneys' fees and court costs, including attorneys' fees and costs for appeal, as may be fixed by the court or jury. The term "prevailing party" shall mean the party who received substantially the relief requested, whether by settlement, dismissal, summary judgement, or otherwise.


25.   Nonassignment.

      A. Landlord's Consent Required. Tenant's interest in this Lease is not assignable, by operation of law or otherwise, nor shall Tenant have the right to sublet the Premises, transfer any interest of Tenant therein or permit any use of the Premises by another party, without the prior written consent of Landlord to such assignment, subletting, transfer or use, which consent Landlord agrees not to withhold unreasonably subject to the provisions of Subparagraph B below. A consent to one assignment, subletting, occupancy or use by another party shall not be deemed to be a consent to any subsequent assignment, subletting, occupancy or use by another party. Any assignment or subletting without such consent shall be void and shall, at the option of Landlord, terminate this Lease.

            Landlord's waiver or consent to any assignment or subletting hereunder shall not relieve Tenant from any obligation under this Lease unless the consent shall so provide.

      B. Transferee Information Required. If Tenant desires to assign its interest in this Lease or sublet the Premises, or transfer any interest of Tenant therein, or permit the use of the Premises by another party (hereinafter collectively referred to as a "Transfer"), Tenant shall give Landlord at least thirty (30) days prior written notice of the proposed Transfer and of the terms of such proposed Transfer, including, but not limited to, the name and legal composition of the proposed transferee, a financial statement of the proposed transferee, the nature of the proposed transferee's business to be carried on in the Premises, the payment to be made or other consideration to be given to Tenant on account of the Transfer, and such other pertinent information as may be requested by Landlord, all in sufficient detail to enable Landlord to evaluate the proposed Transfer and the prospective transferee. It is the intent of the parties hereto that this Lease shall confer upon Tenant only the right to use and occupy the Premises, and to exercise such other rights as are conferred upon Tenant by this Lease. The parties agree that this Lease is not intended to have a bonus value nor to serve as a vehicle whereby Tenant may profit by a future Transfer of this Lease or the right to use or occupy the Premises as a result of any favorable terms contained herein, or future changes in the market for leased space. It is the intent of the parties that any such bonus value that may attach to this Lease shall be and remain the exclusive property of Landlord, except as provided for in subparagraph (2) below. Accordingly, in the event Tenant seeks to Transfer its interest in this Lease or the Premises, Landlord shall have the following options, which may be exercised at its sole choice without limiting Landlord in the exercise of any other right or remedy which Landlord may have by reason of such proposed Transfer:

            (1) Landlord may elect to terminate this Lease effective as of the proposed effective date of the proposed Transfer and release Tenant from any further liability hereunder accruing after such termination date by giving Tenant written notice of such termination within twenty (20) days after receipt by Landlord of Tenant's notice of intent to transfer as provided above. If Landlord makes such election to terminate this Lease, Tenant shall surrender the Premises, in accordance with Paragraph 34, on or before the effective termination date; or

            (2) Landlord may consent to the proposed Transfer on the condition that Tenant agrees to pay to Landlord, as additional rent, fifty percent (50%) of any and all rents or other consideration (including key money) received by Tenant from the transferee by reason of such Transfer in excess of the rent payable by Tenant to Landlord under this Lease (less any brokerage commissions or advertising expenses incurred by Tenant in connection with the Transfer). Tenant expressly agrees that the foregoing is a reasonable condition for obtaining Landlord's consent to any Transfer; or

            (3)   Landlord  may   reasonably   withhold  its  consent  to  the
                  proposed Transfer.

26. Successors. The covenants and agreements contained in this Lease shall be binding on the parties hereto and on their respective heirs, successors and assigns (to the extent the Lease is assignable).

27. Mortgagee Protection. In the event of any default on the part of Landlord, Tenant will give notice by registered or certified mail to any beneficiary of a deed of trust or mortgagee of a mortgage encumbering the Premises, whose address shall have been furnished to Tenant, and shall offer such beneficiary or mortgagee a reasonable opportunity to cure the default, including time to obtain possession of the Premises by power of sale or judicial foreclosure, if such should prove necessary to effect a cure.

28.   Landlord  Loan or Sale.  Tenant  agrees  promptly  following  request by
      Landlord to (A) execute and deliver to Landlord any documents, including estoppel certificates presented to Tenant by Landlord, (i) certifying that this Lease is unmodified and in full force and effect and the date to which the rent and other charges are paid in advance, if any, and (ii) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, and
      (iii) evidencing the status of the Lease as may be required either by a lender making a loan to Landlord to be secured by a deed of trust or mortgage covering the Premises or a purchaser of the Premises from Landlord and (B) to deliver to Landlord the financial statement of Tenant with an opinion of a certified public accountant, including a balance sheet and profit and loss statement, for the last completed fiscal year all prepared in accordance with generally accepted accounting principles consistently applied. Tenant's failure to deliver an estoppel certificate promptly following such request shall be an Event of Default under this Lease.

29. Surrender of Lease Not Merger. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger and shall, at the option of Landlord, terminate all or any existing subleases or subtenants, or operate as an assignment to Landlord of any or all such subleases or subtenants.

30. Waiver. The waiver by Landlord or Tenant of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any preceding or succeeding breach of the same or any other covenant or condition herein contained.

31.   General.

      A. Captions. The captions and paragraph headings used in this Lease are for the purposes of convenience only. They shall not be construed to limit or extend the meaning of any part of this Lease, or be used to interpret specific sections. The word (s) enclosed in quotation marks shall be construed as defined terms for purposes of this Lease. As used in this Lease, the masculine, feminine and neuter and the singular or plural number shall each be deemed to include the other whenever the context so requires.

      B. Definition of Landlord. The term "Landlord" as used in this Lease, so far as the covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner at the time in question of the fee title of the Premises, and in the event of any transfer or transfers of the title of such fee, the Landlord herein named (and in case of any subsequent transfers or conveyances, the then grantor) shall after the date of such transfer or conveyance be automatically freed and relieved of all liability with respect to performance of any covenants or obligations on the part of Landlord contained in this Lease, thereafter to be performed; provided that any funds in the hands of Landlord or the then grantor at the time of such transfer, in which Tenant has an interest, shall be turned over to the grantee. It is intended that the covenants and obligations contained in this Lease on the part of Landlord shall, subject as aforesaid, be binding upon each Landlord, its heirs, personal representatives, successors and assigns only during its respective period of ownership.

      C. Time of Essence. Time is of the essence for the performance of each term, covenant and condition of this Lease.

      D. Severability. In case any one or more of the provisions contained herein, except for the payment of rent, shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Lease, but this Lease shall be construed as if such invalid, illegal or unenforceable provision had not been contained herein. This Lease shall be construed and enforced in accordance with the laws of the State of California.

      E. Joint and Several Liability. If Tenant is more than one person or entity, each such person or entity shall be jointly and severally liable for the obligations of Tenant hereunder.

      F. Law. The term "law" shall mean any judicial decision, statute, constitution, ordinance, resolution, regulation, rule, administrative order, or other requirement of any government agency or authority having jurisdiction over the parties to this Lease or the Premises or both, in effect at the Commencement Date of this Lease or any time during the Lease Term, including, without limitation, any regulation, order, or policy of any quasi-official entity or body (e.g., board of fire examiners, public utility or special district).

      G.    Agent.  As used herein the term Agent  shall mean,  with respect
            to either Landlord or  Tenant, its  respective  agents,   employees,
            contractors (and their subcontractors), and invitees (and in the case of Tenant, its subtenants).

     H.WAIVER OF JURY TRIAL. LANDLORD AND TENANT HEREBY WAIVE THEIR RESPECTIVE RIGHT TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM COUNTERCLAIM OR CROSS-COMPLAINT IN ANY ACTION, PROCEEDING, AND/OR HEARING BROUGHT BY EITHER LANDLORD AGAINST TENANT OR TENANT AGAINST LANDLORD ON ANY MATTER WHATSOEVER ARISING OUT OF, OR AN ANY WAY CONNECTED WITH, THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT'S USE OR OCCUPANCY OF THE PREMISES OR ANY CLAIM OF INJURY OR DAMAGE, OR THE ENFORCEMENT OF ANY REMEDY UNDER ANY LAW, STATUTE, OR REGULATION, EMERGENCY OR OTHERWISE, NOW OR HEREAFTER IN EFFECT.

INITIALS:
LANDLORD_________                        TENANT      _________

32. Sign. Tenant shall not place or permit to be placed any sign or decoration on the land or the exterior of the Building without the prior written consent of Landlord. Tenant, upon written notice by Landlord, shall immediately remove any sign or decoration that Tenant has placed or permitted to be placed on the land or the exterior of the Building without the prior written consent of Landlord, and if Tenant fails to so remove such sign or decoration within five (5) days after Landlord's written notice, Landlord may enter upon the Premises and remove said sign or decoration and Tenant agrees to pay Landlord, as additional rent upon demand, the cost of such removal. At the termination of this Lease, Tenant shall remove any sign which it has placed on the Parcel or Building and shall repair any damage caused by the installation or removal of such sign.

33. Interest on Past Due Obligations. Any Monthly Installment of rent or any other sum due from Tenant under this Lease which is received by Landlord after the date the same is due shall bear interest from said due date until paid, at an annual rate equal to the lesser of (the "Permitted Rate"): (1) twelve percent (12%); or (2) five percent (5%) plus the rate established by the Federal Reserve Bank of San Francisco, as of the twenty-fifth (25th) day of the month immediately preceding the due date, on advances to member banks under Section 13 and 13 (a) of the Federal Reserve Act, as now in effect or hereafter from time to time amended. Payment of such interest shall not excuse or cure any default by Tenant. In addition, Tenant shall pay all costs and attorneys' fees incurred by Landlord in collection of such amounts.

34. Surrender of the Premises. On the last day of the term hereof, or on the sooner termination of this Lease, Tenant shall surrender the Premises to Landlord in their condition existing as of the Commencement Date of this Lease, ordinary wear and tear excepted, with all originally painted interior walls washed, and other interior walls cleaned, and repaired or replaced, all carpets shampooed and cleaned, the air conditioning and heating equipment serviced and repaired by a reputable and licensed service firm, all floors cleaned and waxed, all to the reasonable satisfaction of Landlord. Tenant shall remove all of Tenant's personal property and trade fixtures from the Premises, and all property not so removed shall be deemed abandoned by Tenant. Tenant, at its sole cost, shall repair any damage to the Premises caused by the removal of Tenant's personal property, machinery and equipment, which repair shall include, without limitation, the patching and filling of holes and repair of structural damage. If the Premises are not so surrendered at the termination of this Lease, Tenant shall indemnify, defend, protect and hold Landlord harmless from and against loss or liability resulting from delay by Tenant in so surrendering the Premises including without limitation, any claims made by any succeeding tenant or losses to Landlord due to lost opportunities to lease to succeeding tenants.

35. Authority. The undersigned parties hereby warrant that they have proper authority and are empowered to execute this Lease on behalf of Landlord and Tenant, respectively.

36. Public Record. This Lease is made subject to all matters of public record affecting title to the property of which the Premises are a part.


37. Brokers. Tenant represents and warrants to Landlord that it has dealt only with Jeff Duke of Equus Associates respecting this transaction and hereby agrees to indemnify and hold Landlord harmless from and against any brokerage commission or fee, obligation, claim or damage (including attorneys' fees) paid or incurred respecting any other broker claiming through Tenant or with which/whom Tenant has dealt. It is acknowledged that one or more of Landlord's partners may be real estate brokers.

38. Limitation on Landlord's Liability. Tenant, for itself and its successors and assigns (to the extent this Lease is assignable), hereby agrees that in the event of any actual, or alleged, breach or default by Landlord under this Lease that:

      A) Tenant's sole and exclusive remedy against Landlord shall be as against Landlord's interest in the Building;

      B) No partner or officer of any partner of Landlord shall be sued or named as a party in a suit or action (except as may be necessary to secure jurisdiction of the partnership);

      C) No service of process shall be made against any partner of Landlord (except as may be necessary to secure jurisdiction of the partnership);

      D) No partner of Landlord shall be required to answer or otherwise plead to any service of process;

      E)    No judgment will be taken against any partner of Landlord;

      F) Any judgment taken against any partner of Landlord maybe vacated and set aside at any time nunc pro tunc;

      G) No writ of execution will ever be levied against the assets of any partner of Landlord;

      H) The covenants and agreements of Tenant set forth in this Section 38 shall be enforceable by Landlord and any partner of Landlord.

39.   Hazardous Material.

      A. Definitions. As used herein, the term "Hazardous Material" shall mean any substance: (i) the presence of which requires investigation or remediation under any federal, state or local statutes, regulation, ordinance, order, action, policy or common law; (ii) which is or becomes defined "hazardous waste," "hazardous substance," pollutant or contaminant under any federal, state or local statute, regulation, rule or ordinance or amendments thereto including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et seq.) and/or the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.);
            (iii) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous and is or becomes regulated by any governmental authority, agency, department, commission, board, agency, or instrumentality of the United States, the State of California or any political subdivision thereof; (iv) the presence of which on the Premises causes or threatens to cause a nuisance upon the Premises or to adjacent properties or poses or threatens to pose a hazard to the health or safety of persons on or about the Premises; (v) the presence of which on adjacent properties could constitute a trespass to Landlord or Tenant; (vi) without limitation which contains gasoline, diesel fuel, or other petroleum hydrocarbons; (vii) without limitation which contains polychlorinated biphenyls (PCBs), asbestos or urea formaldehyde foam insulation; or (viii) without limitation radon gas.

      B. Landlord's Indemnity. Landlord shall indemnify, defend, protect and hold Tenant harmless from and against all liabilities, claims, penalties, fines, response costs and other expenses (including, but limited to, reasonable attorneys' fees and consultants' fees and costs) arising out of, resulting from, or caused by any Hazardous Material used, generated, discharged, transported to or from, stored or disposed of by Landlord or its Agents in, on, under, over, through or about the Premises and/or the surrounding real property.

      C. Permitted Use. Subject to the compliance by Tenant with the provisions of Subparagraphs D, E, F, G, I, J and K below, Tenant shall be permitted to use and store on the Premises those Hazardous Materials listed in Exhibit "D" attached hereto in the quantities attached set forth in Exhibit "D".

      D. Hazardous Materials Management Plan. Prior to Tenant using, handling, transporting or storing any Hazardous Material at or about the Premises (including, without limitation, those listed in Exhibit "D"), Tenant shall submit to Landlord a Hazardous Materials Management Plan ("HMMP") for Landlord's review and approval, which approval shall not be unreasonably withheld. The HMMP shall describe: (i) the quantities of each material to be used, (ii) the purpose for which each material is to be used,
            (iii) the method of storage of each material, (iv) the method of transporting each material to and from the Premises and within the Premises, (v) the methods Tenant will employ to monitor the use of the material and to detect any leaks or potential hazards, and (vi) any other information any department of any governmental entity (city, state or federal) requires prior to the issuance of any required permit for the Premises or during Tenant's occupancy of the Premises. Landlord may, but shall have no obligation to review and approve the foregoing information and HMO, and such review and approval or failure to review and approve shall not act as an estoppel or otherwise waive Landlord's rights under this Lease or relieve Tenant of its obligations under this lease. If Landlord determines in good faith by inspection of the Premises or review of the HMMP that the methods in use or described by Tenant are not adequate in Landlord's good faith judgment to prevent or eliminate the existence of environmental hazards, then Tenant shall not use, handle, transport, or store such Hazardous Materials at or about the Premises unless and until such methods are approved by Landlord in good faith and added to an approved HMMP. Once approved by Landlord, Tenant shall strictly comply with the HMMP and shall not change its use, operations or procedures with respect to Hazardous Materials without submitting an amended HMMP for Landlord's review and approval as provided above.

      E. Use Restriction. Except as specifically allowed in Subparagraph C above, Tenant shall not cause or permit any Hazardous Material to be used, stored, generated, discharged, transported to or from, or disposed of in or about the Premises, or any other land or improvements in the vicinity of the Premises. Without limiting the generality of the foregoing, Tenant, at its sole cost, shall comply with all Laws relating to the storage, use, generation, transport, discharge and disposal by Tenant or its Agents of any Hazardous Material. If the presence of any Hazardous Material on the Premises caused or permitted by Tenant or its Agents results in contamination of the Premises or any soil, air, ground or surface waters under, through, over, on, in or about the Premises, Tenant, at its expense, shall promptly take all actions necessary to return the Premises and/or the surrounding real property to the condition existing prior to the appearance of such Hazardous Material.

            F. Tenant Indemnity. Tenant shall defend, protect, hold harmless and indemnify Landlord and its Agents and Lenders with respect to all actions, claims, losses (including, diminution in value of the Premises), fines, penalties, fees, (including, but not limited to, reasonable attorneys' and consultants' fees and costs) costs, damages, liabilities, remediation costs, investigation costs, response costs and other expenses arising out of, resulting from, or caused by any Hazardous Material used, generated discharged, transported to or from, stored, or disposed of by Tenant or its Agents in, on, under, over, through or about the Premises and/or the surrounding real property. Tenant shall not suffer any lien to be recorded against the Premises as a consequence for the disposal of any Hazardous Material on the Premises by Tenant or its Agents, including any so called state, federal or local "super fund" lien related to the "clean up" of any Hazardous Material in, over, on, under through, or about the Premises. Landlord agrees that Tenant shall have no liability or obligation to Landlord under this Lease with respect to any Hazardous Materials on or about the Premises, which were not caused or contributed to by Tenant or Tenant's Agents.

            G. Compliance. Tenant shall immediately notify Landlord of any inquiry, test, investigation, enforcement proceeding by or against Tenant or the Premises concerning any Hazardous Material. Any remediation plan prepared by or on behalf of Tenant must be submitted to landlord prior to conducting any work pursuant to such plan and prior to submittal to any applicable government authority and shall be subject to Landlord's consent. Tenant acknowledges that Landlord, as the owner of the Property, at its election, shall have the sole right to negotiate, defend, approve and appeal any action taken or order issued with regard to any Hazardous Material by any applicable governmental authority.

      H. Assignment and Subletting. It shall not be unreasonable for Landlord to withhold its consent to any proposed assignment or subletting if (i) the proposed assignee's or subtenant's anticipated use of the Premises involves the storage, generation, discharge, transport, use or disposal of any Hazardous Material not permitted under Subparagraph C above; (ii) if the proposed assignee or subtenant has been required by any prior landlord, lender, or governmental authority to "clean up" or remediate any Hazardous Material and has failed to promptly do so; (iii) if the proposed assignee or subtenant is subject to investigation or enforcement order or proceeding by any governmental authority in connection with the use, generation, discharge, transport, disposal or storage of any material amount of Hazardous Material; provided that (ii) and (iii) will not apply in the case of a Fortune 500 Company.


      I. Surrender. Upon the expiration or earlier termination of the Lease, Tenant, at its sole cost, shall remove all Hazardous Materials from the Premises that Tenant or its Agents introduced to the Premises. If Tenant fails to so surrender the Premises,
            Tenant  shall  indemnify,   protect,   defend  and  hold  Landlord
            harmless from and against all damages resulting from Tenant's failure to surrender the Premises as required by this Paragraph, including, without limitation, any actions, claims, losses, liabilities, fees (including, but not limited to, reasonable attorneys' fees and consultants' fees and costs), fines, costs, penalties, or damages in connection with the condition of the Premises including, without limitation, damages occasioned by the inability to relet the Premises or a reduction in the fair market and/or rental value of the Premises by reason of the existence of any Hazardous Materials in, on, over, under, through or around the Premises.

      J. Right to Appoint Consultant. Landlord shall have the right to appoint a consultant to conduct an investigation to determine whether any Hazardous Material is being used, generated, discharged, transported to or from, stored or disposed of in, on, over, through, or about the Premises, in an appropriate and lawful manner. If Tenant has violated any Law or convenant in this Lease regarding the use, storage or disposal of Hazardous Materials on or about the Premises, Tenant shall reimburse
            Landlord for the cost of such investigation. Tenant, at its expense, shall comply with all reasonable recommendations of the consultant required to conform Tenant's use, storage or disposal of Hazardous Materials to the requirements of applicable Law or to fulfill the obligations of Tenant hereunder.

      K. Holding Over. If any action of any kind is required to be taken by any governmental authority to clean-up, remove, remediate or monitor Hazardous Material (the presence of which is the result of the acts or omissions of Tenant or its Agents) and such action is not completed prior to the expiration or earlier termination of the Lease, Tenant shall be deemed to have impermissibly held over until such time as such required action is completed, and Landlord shall be entitled to all damages directly or indirectly incurred in connection with such holding over, including without limitation, damages occasioned by the inability to re-let the Premises or a reduction of the fair market and/or rental value of the Premises.

      L Existing Environmental Reports. Tenant hereby acknowledges that it has received, read and reviewed the reports and test results described in Exhibit "E" attached hereto and made a part hereof (the "Existing Environmental Reports").

            M. Provisions Survive Termination. The provisions of this Paragraph 39 shall survive the expiration or termination of this Lease.

            N. Controlling Provisions. The provisions of this Paragraph 39 are intended to govern the rights and liabilities of the Landlord and Tenant hereunder respecting Hazardous Materials to the exclusion of any other provisions in this Lease that might otherwise be deemed applicable. The provisions of this Paragraph 39 shall be controlling with respect to any provisions in this Lease that are inconsistent with this Paragraph 39.


40.   Option to Extend.

      A. Provided that Tenant is not in default under this Lease at the time of exercise of the hereinafter described option or at the time of termination of the then existing term of this Lease, as the case may be, Tenant shall have one (1) option to extend the term of this Lease for a period of five (5) years (the "Option Term"). Said option shall be exercised only by written notice delivered to Landlord not later than one hundred eighty (180) days prior to the expiration date of the then existing term of this Lease. In all respects, the terms, convenants and conditions of this Lease shall remain unchanged during the Option Term, except that the Monthly Installment of rent payable during the Option Term, which shall be determined in accordance with Subparagraph B and C below, and except that there shall be no further option to extend the term of this Lease at the end of the Option Term.

      B. The Monthly Installment of rent payable during the Option Term shall be ninety-five percent (95%) of the fair market rental for the Premises as of the first day of the Option Term (the "Fair Market Rental"); but in no event thsll the Monthly Installment of rent payable during the Option Term be less than the Monthly Installment of rent payable during the last calendar month of the original Lease Term.

      C. Promptly following exercise of the option to extend, the parties shall meet and endeavor to agree on the Fair Market Rental of the Premises as of the first day of the Option Term. In determining the Fair Market Rental for the Premises, the Premises shall be compared only to buildings of a similar quality and size. If within thirty (30) days after exercise of the option, the parties cannot agree upon the Fair Market Rental, the parties shall submit the matter to binding appraisal in accordance with the following procedure: Within sixty (60) days after exercise of the option, the parties shall either (a) jointly appoint an appraiser for this purpose or (b) failing this joint action, separately designate a disinterested appraiser. No person shall be appointed or designated an appraiser unless he or she has at least five (5) years experience in appraising major commercial property in Santa Clara County and is a member of a recognized society of real estate appraisers. If, within thirty (30) days after the appointment, the two appraisers reach agreement on the Fair Market Rental, that value shall be binding and conclusive upon the parties. If the two appraisers thus appointed cannot reach agreement on the question presented within thirty (30) days after their appointment, then the appraisers thus appointed shall appoint a third disintereseted appraiser having like qualifications. If within thirty (30) days after the appointment of the third appraiser, a majority of the appraisers agree on the Fair Market Rental, that value shall be binding and conclusive upon the parties. If within thirty (30) days after the appointment of the third appraiser, a majority of the appraisers cannot reach agreement on the question presented, then the three appraisers shall each submit their independent appraisal to the parties, and the appraisal farthest from the median of the three appraisals shall be disregarded and the mean average of the remaining two appraisals shall be deemed to be the Fair Market Rental of the Premises as of the first day of the Option Term and shall be binding and conclusive upon the parties. Each party shall pay the fees and expenses of the appraiser appointed by it and shall share equally the fees and expenses of the third appraiser. If the two appraisers appointed by the parties cannot agree on the appointment of the third appraiser, they or either of them shall give notice of such failure to agree to the parties and if the parties fail to agree upon the selection of such third appraiser within ten (10) days after the appraisers appointed by the parties give such notice, then either of the parties, upon notice to the other party may request such appointment by the American Arbitration Association, or on its failure, refusal or inability to act, may apply for such apppointment to the presiding judge of the Superior Court of Santa Clara County, California.

41.   Third Opportunity to Lease.

      A.    Definitions.  As used in this  Paragraph 41, the  following  terms
      shall have the following      meanings:

                        (1)   "Third  Opportunity  Space" shall mean the space
      located in  Building  C  commonly   known  as  4415  Fortran  Court  and
      currently leased to Novellus  Systems, Inc. ("Novellus").

                        (2)   "Prior  Right" or "Prior  Rights" shall mean (a)
      the option to     expand  into the  Third  Opportunity  Space  which has
      been previously granted to AG       Associates,  Inc.  ("AG") and/or (b)
      the right of first refusal covering the Third Opportunity Space which has been previously granted to Novellus Systems, Inc.

                        (3) "Novellus Lease" shall mean the existing lease between Landlord and Novellus covering the Third Opportunity Space.

      B. Third Opportunity to Lease. Provided that (i) Tenant is not in default under this Lease; (ii) this Lease is in full force and effect; (iii) Tenant has not assigned this Lease and is in physical occupancy of at least fifty percent (50%) of the area of the Premises; and (iv) neither AG nor Novellus has exercised its respective Prior Right and all Prior Rights have expired; then, and only then, Tenant shall have the right to lease the Third Opportunity Space, as the Third Opportunity Space becomes available upon the expiration of the Novellus Lease subject, however, to the following terms and conditions.

      C. Landlord's Notice. If Landlord proposes to lease the Third Opportunity Space to a prospective tenant after the expiration of Novellus Lease and all conditions set forth in Subparagraph B above are satisfied, then Landlord shall notify Tenant in writing ("Landlord's Notice") of the form of lease Landlord intends to use, and the following basic business terms upon which Landlord is willing to lease such space (collectively referred to herein as the "Basic Business Terms"): (i) the description of the particular Third Opportunity Space then available (the "Proposed Space"); (ii) the term of the lease; (iii) the tenant improvements Landlord is willing to construct or that it will require to be constructed and the contribution Landlord is willing to make to pay for such tenant improvements, if any; (iv) the rent for the initial term or the formula to be used to determine such rent (including, if applicable the rental commencement date, Tenant's share of taxes, assessments, operating expenses, insurance costs and the like); (v) any option or options to extend (including the rent to be charged or the formula for such charges during the extension periods); and (vi) any other material business term Landlord elects to specify.

      D. Second Lease. If Tenant, within two (2) business days after receipt of Landlord's Notice, indicates in writing its agreement to lease the Proposed Space on the Basic Business Terms stated in Landlord's Notice (the "Second Lease"), and within two (2) days after Tenant's receipt thereof, Tenant executes and returns to Landlord the Second Lease, Landlord shall lease to Tenant and Tenant shall lease from Landlord the Proposed Space on the terms and conditions contained in the Second Lease, provided, however, that this Lease shall be modified to include, and the Second Lease shall include, a cross-default provision providing that Tenant will be in default under both the Second Lease and this Lease, if Tenant is in default under either Lease.

      E. Failure to Exercise. If Tenant does not indicate in writing its agreement to lease the Proposed Space on the terms contained in Landlord's Notice within the two (2) business day time period, or if Tenant does not execute and return to Landlord the Second Lease within two (2) business days after Tenant's receipt thereof, then Landlord shall thereafter have the unfettered right to lease the Proposed Space to any third party on any terms and conditions.

      F. Termination. The provisions of this Paragraph shall terminate upon (i) the expiration of earlier termination of this Lease; or
            (ii) any assignment by Tenant of its interest in this Lease or the subletting by Tenant of substantially all of the Premises for substantially all of the remainder of the Lease Term; or (iii) as to any particular Proposed Space, Tenant's failure to exercise its right to lease granted herein as to such Proposed Space at its first opportunity to do so, or (iv) the exercise of any Prior Right by any party then holding such Prior Right.

IN WITNESS WHEREOF, the parties have executed this Agreement on the dates set forth below.

TENANT:                                LANDLORD:

ELEXSYS INTERNATIONAL, INC.            SOUTH BAY/FORTRAN, a California limited
a California corporation               partnership


By: ____________________________       By: ____________________________

Printed:_________________________      Printed:_________________________

Title: ___________________________     Title: ___________________________

Dated: __________________________      Dated: __________________________

                                   EXHIBIT A

                                    Site Plan


                                    EXHIBIT B
LEGAL DESCRIPTION

All that real property situated in the City of San Jose, County of Santa Clara, State of California, described as follows:

Beginning at the Southwesterly corner of that certain 31.74 acre tract of land described in the deed from The First National Bank of San Jose, a corporation, to F. W. Zanker and Curtner Zanker, dated May 5, 1939, recorded May 8, 1939 in Book 934 Official Records, page 16, Santa Clara County Records, in the Northerly line Alviso-Milpitas Road, thence from said point of beginning N. 89 deg. 35' E. 630.30 feet to the Southeasterly corner thereof; thence along the Easterly line of said 31.74 acre tract for the three following courses and distances; N. 1 deg. 13' E. 768.90 feet, and N. 0 deg. 57' E. 597.96 feet and N. 0 deg. 31' E. 149.97 feet to the Southeasterly corner of that certain 9.316 acre tract of land described in the deed from F.
W. Zanker, et al, to B.S. Brazil, a single man, dated October 25, 1943, recorded November 16, 1943 in Book 1176 Official Records, page 21, Santa Clara County Records; thence S. 89 deg. 35' W. along the Southerly line of said 9.316 acre tract 651.78 feet to the Southwesterly corner thereof in the Westerly line of said 31.74 acre tract; thence S. 0 deg. 08' W. along said last mentioned line 1512.88 feet to the point of beginning.

Excepting therefrom that portion thereof conveyed to the City of San Jose, a municipal; corporation, recorded September 2, 1985 in Book J828, page 1719, Official Records, described as follows:

Beginning at the Southeasterly corner of that certain 31.74 acre tract of land described in the deed from The First National Bank of San Jose, a corporation, to F. W. Zanker and Curtner Zanker, dated May 5, 1939, recorded May 8, 1939 in Book 934 Official Records, page 16, Santa Clara County Records, said point being on the Northerly line of Alviso-Milpitas Road, thence leaving said point of beginning along the Easterly line of said 31.74 acre parcel N. 1 deg. 13' E. 30.00 feet to the true point of beginning of the parcel herein being described; thence leaving said true point of beginning and said Easterly line along the following courses and distances; From a tangent bearing of N. 88 deg. 47' 00" W. along a curve to the right with a radius of 50.00 feet, through a central angle of 126 deg. 52' 12" for an arc length of 110.71 feet to a point on reverse curvature; from a tangent bearing of N. 38 deg. 05' 12" E. along a curve to the left with a radius of 50.00 feet, through a central angle of 36 deg. 52' 12" for an arc length of 32.18 feet; N. 1 deg. 13' 00" E. 361.13 feet; N. 0 deg. 57' 00" E. 597.93 feet; N.
0 deg. 31' 52" E. 18.69 feet; along a tangent curve to the left with a radius of 40.00 feet, through a central angle of 90 deg. 56' 58" for an arc length of 63.50 feet to a point on a line parallel with and distant 90.00 feet Southerly, measured at right angles from the Southerly line of that certain
9.316 acre parcel of land described in the deed from F. W. Zanker, et al, to
B. S. Brazil, recorded November 16, 1943 in Book 1176 of Official Records, at page 21, Santa Clara County Records; thence along said parallel line, S. 89 deg. 34' 54" W. 579.99 feet to a point on the Westerly line of said 31.74 acre parcel of land; thence leaving said parallel line along said Westerly line, N. 0 deg. 06' 10" E. 90.00 feet to the Southwesterly corner of the hereinabove described 9.316 acre parcel; thence leaving said Westerly line along the Southerly line of said 9.316 acre parcel, N. 89 deg. 34' 54" E.
651.24 feet to the Southeasterly corner thereof, said corner lying in said Easterly line of the hereinabove described 31.74 acre parcel; thence along said Easterly line the following course and distances: S. 0 deg. 31' 52" W.
149.98 feet; S. 0 deg. 57' 00" W. 598.11 feet and S. 1 deg. 13' 00" W. 598.11 feet and S. 1 deg. 13' 00" W. 471.20 feet to the true point of beginning.

ALSO EXCEPTING THEREFROM all that portion conveyed to the State of California by Grant Deed recorded August 31, 1994 in Book N 579, Page 2028, Official Records, described as follows:

Being a portion of that certain parcel of land described in the Deed from Ray H. Collishaw and Earlyn R. Collishaw, husband and wife, to William L. Marocco, a single man, recorded May 4, 1982 in Book G 762 of Official Records at Page 218, Santa Clara County Records.

Beginning at the Southeast corner of said parcel conveyed to Marocco; thence from said Point of Beginning, along the Southerly line of said parcel conveyed to Marocco N. 89 deg. 01' 16" W. 626.45 feet to the Southwest corner of said parcel conveyed to Marocco ; thence along the Westerly line of said parcel conveyed to Marocco, N. 1 deg. 13' 13" E.
227.77 feet; thence leaving said Westerly line, from a tangent bearing of
S. 67 deg. 46' 42" E., along a curve to the right with a radius of 275.00 feet; through a central angle of 18 deg. 08' 37" for an arc length of
87.08 feet; thence S. 49 deg. 38' 05" E., 103.64 feet; thence along a tangent curve to the left with a radius of 275.00 feet, through a central angle of 34 deg. 57' 21" for an arc length of 167.78 feet; thence S. 84 deg. 35' 26" E. 318.98 feet to a point in the Easterly line of said parcel conveyed to Marocco, said Easterly line S. 2 deg. 20' 03" W., 31.97 feet to the Point of Beginning.

ARB. No. 15-30-9 & 9.1

                                  EXHIBIT "C"

                             IMPROVEMENT AGREEMENT


      This Improvement Agreement is made part of that Lease dated March 11, 1996 (the "Lease") by and between SOUTH BAY/FORTRAN, a California limited partnership ("Landlord"), and ELEXSYS INTERNATIONAL, INC., a California corporation ("Tenant"). Landlord and Tenant agree that the following terms are part of the Lease:

            1. Purpose of Improvement Agreement. The purpose of this Improvement Agreement is to set forth the rights and obligations of Landlord and Tenant with respect to the construction of the Tenant Improvements in the Premises.

            2. Definitions. As used in this Improvement Agreement, the following terms shall have the following meanings, and initially capitalized terms which are not defined below, but which are defined in the Lease and which are used in this Improvement Agreement, shall have the meanings ascribed to them by the Lease:

            A. Final Tenant Improvement Plans. The term "Final Tenant Improvement Plans" shall mean those plans and specifications for the Tenant Improvements to be constructed by Landlord which are to be designed and approved by Landlord and Tenant pursuant to Paragraph 3 below.

            B. Tenant Improvements. The term "Tenant Improvements" shall mean the tenant improvements to be constructed by Landlord in accordance with the Final Tenant Improvement Plans.

            C. Landlord's Code Work. The term "Landlord's Code Work" shall mean all work required to bring the Premises as they exist on the date of execution of this Lease (prior to the construction of any Tenant
Improvements) into compliance with all governmental codes, ordinances and statutes, including Americans With Disabilities Act ("ADA"). If the Tenant Improvements are going to replace or substantially alter any existing improvement which are not now in compliance with any governmental codes, then Landlord shall not be required to bring such existing improvements into compliance with governmental codes and such work shall be excluded from the definition "Landlord's Code Work". For example, if any existing bathrooms which do not comply with ADA requirements are going to be replaced or substantially altered by the Tenant Improvements, then Landlord shall not be required to make any alterations to such existing bathrooms.

            D. Substantial Completion and Substantially Complete. The terms "Substantial Completion" and "Substantially Complete" shall each mean the date when all of the following have occurred with respect to the Tenant
Improvements: (i) the construction of the Tenant Improvements has been substantially completed in accordance with the provisions of this Improvement Agreement (except for minor punch list items which do not substantially interfere with Tenant's use of the Premises); and (ii) the Building Department of the City of San Jose has completed its final inspection of such improvements and has "signed off" the building inspection card approving such work as complete.

            E. TI Costs. The term "TI Costs" shall mean and include all costs and expenses paid or incurred by Landlord for any or all of the following: architectural and engineering fees and costs, all building permit fees and taxes and other governmental fees and taxes required for the construction and occupancy of the Tenant Improvements, all of Landlord's contractors' and subcontractors' prices and fees for constructing the Tenant Improvements, including the cost of all partitioning, utility systems, fire sprinkler systems, heating, ventilating and air conditioning systems and equipment, roof screens, electrical distribution facilities, wiring, lighting, ceilings, installation of fixtures and equipment, restrooms, carpeting, and all other improvements and alterations required to finish the existing Building for occupancy by Tenant in accordance with the Final Tenant Improvement Plans; provided, however, TI Costs shall not include any costs attributable Landlord's Code Work. The Landlord's contractor's price for constructing the Tenant Improvements shall include the cost of a job superintendent and project manager plus a fee of five percent (5%) of all other TI Costs.

            F. Maximum TI Allowance. The term "Maximum TI Allowance" shall mean a sum equal to $11.90 multiplied by the number of square feet of floor space contained within the Premises. The square footage of the Premises is 66,638 sq. ft. Accordingly, the Maximum TI Allowance is Seven Hundred Eighty-Nine Thousand Seven Hundred Seventy-Nine Dollars ($789,779.00).

            G. Excess TI Costs. The term "Excess TI Costs" shall mean all TI Costs in excess of the Maximum TI Allowance.

            3.     Design of Tenant Improvements.

            A. Preliminary Tenant Improvement Plans. Tenant shall, on or before April 10, 1996, prepare and deliver to Landlord for its review and approval preliminary plans for the Tenant Improvements, which preliminary plans shall show Tenant's desired floor plan, layout, electrical requirements, HVAC requirements and general requirements in sufficient detail in order to permit Landlord to prepare working drawings for the Tenant
Improvements (the "Preliminary Tenant Improvement Plans"). Within five (5) business days after receipt of the Preliminary Tenant Improvement Plans, Landlord shall either approve such plans or notify Tenant in writing of any request for changes to the Preliminary Tenant Improvement Plans. If Landlord submits any request for changes, the parties shall meet and confer to develop Preliminary Tenant Improvement Plans that are acceptable to both Landlord and Tenant within five (5) business days after Landlord has notified Tenant of its request for changes.

            B. Development and Approval of Tenant Improvement Plans. Once the Preliminary Tenant Improvement Plans have been approved by Landlord and Tenant, Landlord shall complete and submit to Tenant for its approval final working drawings for the Tenant Improvements. Tenant shall approve the final working drawings for the Tenant Improvements or notify Landlord in writing of its specific request for changes within five (5) business days after receipt of the working drawings from Landlord. If Tenant submits any request for changes, the parties shall confer and reach agreement upon the final working drawings for the Tenant Improvements within five (5) business days after Tenant has notified Landlord of its request for changes. When Landlord and Tenant agree upon the final working drawings for the Tenant Improvements, a representative of each shall sign the same. The final working drawings so approved by Landlord and Tenant are referred to herein as the "Final Tenant Improvement Plans".

            4. Construction of Tenant Improvements. Landlord shall, at the expense of Landlord and Tenant as specified in Paragraph 10 below, construct the Tenant Improvements, in accordance with the following:

            A. Building Permit. As soon as the Final Tenant Improvement Plans have been approved by Landlord and Tenant, Landlord shall apply for a building permit for the Tenant Improvements, and shall diligently pursue the obtaining of such building permit.

            B. Commencement of Tenant Improvements. As soon as the building permit for the Tenant Improvements has been issued, Landlord shall commence construction of the Tenant Improvements and shall diligently prosecute such construction to completion.

            5. Construction Contract. The following shall govern the manner in which the construction contract shall be let by Landlord for the construction of the Tenant Improvements:

            A. Landlord shall engage South Bay Construction Company, a California corporation ("SBCC") as the general contractor to construct the Tenant Improvements. Tenant acknowledges that SBCC is an affiliate of the Landlord.

            B. All major subcontractors for the Tenant Improvements shall be chosen by a competitive bid process where (i) Tenant shall have the right to approve subcontractors who bid on specific parts of the job; (ii) the subcontractor shall be awarded to the lowest responsible bidder unless Landlord and Tenant otherwise agree (which decision may arise from concerns as to whether the subcontractor will be able to complete its work in a timely manner); and, (iii) Tenant shall have the right to review and approve all subcontracts prior to submission to subcontractors.

            C. The construction contract with SBCC shall provide for SBCC to be compensated or reimbursed as follows with respect to the construction of the Tenant Improvements: (i) to be paid a general contractor's fee equal to five percent (5%) of all TI Costs; (ii) to be reimbursed for all payments to subcontractors or material suppliers; (iii) to be reimbursed for the following cost items (a) temporary electric power, (b) on-site office trailer, (c) temporary on-site toilets, (d) trash removal and site clean up,
(e) long distance telephone charges, (f) messenger and air courier charges; and (vi) to be reimbursed the following hourly rates for the cost of a job superintendent ($55.00/hr) and of a project manager ($68.00/hr).

            6. Substitutions. In developing the Preliminary Tenant Improvement Plans and Final Tenant Improvement Plans, Tenant shall designate and select material and equipment which can be obtained with normal lead times. If at any time during the plan development process or the course of construction, it becomes apparent that a particular material or item of equipment is not or will not be obtainable within a reasonable period of time, the parties shall meet and confer to find a substitute therefor.

            7. Changes to Approved Plans. Once the Final Tenant Improvement Plans have been approved by Landlord and Tenant, neither shall have the right to order extra work or change orders with respect to the construction of the Tenant Improvements without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed, provided there is a reasonable basis for such change or such change is required by any Law. All extra work or change orders requested by either
Landlord or Tenant shall be made in writing, shall specify any added or reduced cost and/or construction time resulting therefrom, and shall become effective and a part of the Final Tenant Improvement Plans once approved in writing by both parties. If a change order requested by Tenant results in a net increase in the TI Costs which causes the total TI Costs to exceed the Maximum TI Allowance, Tenant shall pay to Landlord the amount of such increase caused by the change order requested by Tenant in accordance with the provisions of Paragraph 10 below.

            8.     Delivery  of   Possession,   Punch  List  and  Acceptance
Agreement. As soon as the Tenant Improvements are Substantially Completed, Landlord and Tenant shall together walk through the Premises and inspect all Tenant Improvements so completed, using reasonable efforts to discover all uncompleted or defective construction in the Tenant Improvements. Unless any uncompleted or defective construction would materially affect Tenant's ability to conduct its business, then when such inspection has been completed, Tenant shall sign an acceptance agreement which shall (i) include a list of all "punch list" items which the parties agree are to be corrected by Landlord and (ii) state the Commencement Date. As soon as such inspection has been completed and such acceptance agreement executed, Landlord shall deliver possession of the Premises to Tenant. Landlord shall use reasonable efforts to complete and/or repair such "punch list" items within thirty (30) days after receiving the acceptance agreement and punch list. Landlord shall have no obligation to deliver possession of the Premises to Tenant until such procedures regarding the preparation of a punch list and the execution of the acceptance agreement have been completed. Tenant's taking possession of any part of the Premises shall be deemed to be an acceptance by Tenant of Landlord's work of improvement in such part as complete and in accordance with the terms of the Lease except for the punch list items noted and latent defects that could not reasonably have been discovered by Tenant during its inspection of the Tenant Improvements prior to completion of the acceptance agreement. Notwithstanding anything contained herein, Tenant's obligation to pay the Monthly Installment of rent and Additional Rent shall commence as provided in the Lease, regardless of whether Tenant completes such inspection or executes such acceptance agreement.

            9. Standard of Construction and Warranty. Landlord warrants that the Tenant Improvements shall be constructed in a good and workmanlike manner substantially in accordance with the Final Tenant Improvement Plans (as modified by change orders approved by Landlord and Tenant). All materials and equipment furnished shall be new, of good quality and installed in accordance with the vendor's or manufacturer's specifications, instructions and requirements. The foregoing warranty shall terminate one
(1) year following the date of Substantial Completion of the Tenant Improvements unless Tenant makes a written claim against Landlord under the foregoing warranty within said one (1) year period, in which case the warranty shall survive only as to the specific matter described in such claim.

            10.    Payment   of  TI  Costs.   The  TI  Costs  for  the  Tenant
Improvements shall be paid by Landlord and Tenant as follows:

            A. Landlord shall pay all TI Costs up to the Maximum TI Allowance. In no event shall Landlord be required to pay any TI Costs in excess of the Maximum TI Allowance.

            B. If the TI Costs exceed the Maximum TI Allowance, then Tenant shall pay to Landlord the full amount of all Excess TI Costs in accordance with the procedures set forth in Subparagraph C below.

            C. During the course of constructing the Tenant Improvements, each progress payment due to Landlord's contractor or to any subcontractor or material supplier shall be paid by Landlord and Tenant as follows: (i) Landlord shall pay a fraction of each progress payment, which fraction shall have as its numerator the Maximum TI Allowance and shall have as its denominator Landlord's estimate of the total TI Costs to complete the construction of the Tenant Improvements; and (ii) Tenant shall pay the balance of each progress payment ("Tenant's Share"). Tenant shall pay Tenant's Share of each progress payment to Landlord within ten (10) days after receipt of billing. If, at any time during the course of constructing the Tenant Improvements, Landlord revises its estimate of the total TI Costs to complete the Tenant Improvements so that the amount previously paid by Tenant is not sufficient to pay Tenant's Share of the TI Costs paid to date, then Tenant shall pay to Landlord, within ten (10) days after receipt of billing, the amount necessary to increase Tenant's contribution toward the TI Costs so that Landlord has paid only its fractional share of the TI Costs and Tenant has paid the balance. Upon the completion of the Tenant Improvements, Landlord shall provide Tenant with a reconciliation of the estimated TI Costs to the actual TI Costs and Tenant's payments on account thereof, and Tenant shall pay to Landlord, or Landlord shall refund to Tenant, a any net amount due or refundable, as the case may be, within ten (10) days after Tenant's receipt of the reconciliation. If Tenant shall fail to comply with any demand for payment made pursuant to this Paragraph 10.C within ten (10) days of receipt thereof, Landlord may (i) terminate, effective immediately, this Lease by giving written notice of termination to Tenant, (ii) cease construction of the Tenant Improvements, and/or (iii) exercise any and all remedies available to Landlord at law or in equity, including those set forth in Paragraph 15.B of the Lease.

            11. Accounting. When the Tenant Improvements are Substantially Completed and all TI Costs have been determined, Landlord shall submit to Tenant a final and detailed accounting of all TI Costs paid by Landlord. Tenant shall have the right to the audit books, records and supporting documents of Landlord to the extent necessary to determine the accuracy of such accounting during normal business hours after giving Landlord at least five (5) business days prior written notice. Any such audit must be conducted, if at all, within thirty (30) days after Landlord delivers such accounting to Tenant.

            12.    Landlord's  Code  Work.   Landlord  shall  perform  all  of
Landlord's Code Work at Landlord's sole cost and expense.

            13.    Effect  of  Agreement.  In the  event of any  inconsistency
between  this  Improvement   Agreement  and  the  Lease,  the  terms  of  this
Improvement Agreement shall prevail.

                                          TENANT:

                                          ELEXSYS INTERNATIONAL, INC.,
                                          a California corporation

DATED: __________________                 By:
____________________________
                                          Name: __________________________
                                          Title: _________________________

                                          LANDLORD:

                                          SOUTH BAY/FORTRAN,
                                          a California limited partnership

                                          By:   SBC&D CO., INC.,
                                                a California corporation
                                                General Partner
Dated: __________________                       By: _______________________
                                                    JAMES D. MAIR
                                                    President

                                         EXHIBIT D

                            HAZARDOUS MATERIALS MANAGEMENT PLAN

                       (To be provided by Tenant prior to Occupancy)

                                        EXHIBIT E

     1. ATT report dated July 9, 1992: Preliminary (Phase I) Environmental Site Assessment Update for the Property at 4405 - 4445 Fortran Court, San Jose, CA (Project No. 929368).

     2. SECOR International Incorporated report dated July 10, 1995: Phase I Environmental Site Assessment Report - 4405, 4415, 4425, 4435 and 4445 Fortran Drive, San Jose, CA (Job No. 70076-001-01).


     3. SECOR International Incorporated report dated July 24, 1995: Technical Report Soil Sampling and Grab Groundwater Sampling - 4405-4445 Fortran Drive, San Jose, CA